Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: info@integ.com • Web: http://www.integ.com

Integral Systems Announces First Quarter Fiscal 2011 Financial Results

Company Generates Book-to-Bill Ratio in Excess of 1.5

Corporate Overhead Reduction Plan Underway

COLUMBIA, Md, February 9, 2011 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for its fiscal quarter ended December 31, 2010.

Revenue for the first quarter of fiscal 2011 was $44.5 million, an increase of 17.9% compared to the first quarter of 2010. Gross margin was 29.9%, compared to 41.8% for the first quarter of fiscal 2010. First quarter 2011 loss from operations was $4.7 million, compared to income from operations of $2.0 million reported in the first quarter of fiscal 2010. Net loss for the first quarter of fiscal 2011 was $3.9 million or a loss of $0.22 per diluted share, compared to net income of $1.2 million or $0.07 per diluted share reported for the first quarter of fiscal 2010.

“We generated over $68 million of bookings in the first quarter of fiscal year 2011, resulting in a book-to-bill ratio in excess of 1.5; adding twelve percent to our total contract backlog,” commented Paul Casner, Integral Systems’ Chief Executive Officer. “In addition, our first quarter results reflect encouraging top-line results in our Military & Intelligence Group and Civil & Commercial Group. However, delayed shipments in our Products Group segment significantly affected both our top and bottom line. We expect to recover all of the delayed Products revenue over the next two quarters.”

During the first quarter of fiscal year 2011, the Company’s operating segments contributed $6.1 million in adjusted EBITDA. Corporate overhead costs for the quarter were $7.9 million. Adjusted EBITDA for the first quarter of fiscal year 2011 was a loss of $1.8 million compared to $4.0 million in adjusted EBITDA generated in the first quarter of 2010.

“Our profitability in the first quarter was further affected by operating expenses that were disproportionately incurred early in the fiscal year. We have identified several initiatives that we believe will significantly reduce our corporate overhead run-rate in the near future. For example, as announced yesterday, the sublease of a majority of our Columbia, Md. facility is expected to reduce our operating expenses by approximately $2.2 million annually while generating about $2.2 million in cash each year.”

Items affecting earnings in the first quarter of fiscal 2011 include:

•	Revenue rate reserve of $0.3 million as a result of incorporating a new rate calculation for materials handling at the request of the Defense Contract Audit Agency (DCAA)

•	Additional accounting and compliance expenses of approximately $0.4 million

•

Accelerated legal expenses of $1.2 million resulting from the various government contract compliance-related costs, the previously announced review of strategic alternatives and the cost of responding to various requests for information in connection with the previously announced SEC action against certain of our former officers, to which the Company is not a party

“Integral Systems remains positioned for continued growth as indicated by our solid bookings and growing backlog. We continue to proactively and rigorously manage our expenses and we remain committed to making the structural and operational changes necessary to optimize our business operations,” Casner concluded.

QUARTER HIGHLIGHTS

•	Received new contract awards in both core and adjacent markets including:

•	$4.1 million contract to upgrade NOAA Polar Ground System

•	$5.0 million Indefinite Delivery/Indefinite Quantity (IDIQ) contract to replace ATM multiplexers at major U.S. military test ranges

•	A satellite interference geolocation contract by U.S. Strategic Command

•	A sole source contract from a leading Satellite Communications (SATCOM) service provider to expand its existing satellite fleet control system to support four Boeing 702 satellites already in orbit

•

Selection by Lockheed Martin Commercial Space Systems (LMCSS) to provide the primary and backup satellite control systems for the VINASAT-2 satellite; the seventh time EPOCH Integrated Product Suite has been selected by Lockheed Martin for commercial GEO satellite command and control

•	Announced the sublease of former headquarters facility in Lanham, Md.

•

Announced that Integral Systems Europe, a wholly-owned subsidiary of Integral Systems, partnered with the Al Jazeera Sports Channel to identify and locate a significant satellite inference event that disrupted broadcasts of the 2010 FIFA World Cup™ football matches to millions of Al Jazeera Sports subscribers across the Middle East and North Africa

•

Honored by Northrop Grumman Corporation for the work of RT Logic, a wholly-owned subsidiary of Integral Systems, on a hardware technology refresh project for a classified military communications program

•

Announced partnership between Newpoint Technologies, a wholly-owned subsidiary of Integral Systems, and Comtech EF Data Corporation to provide the COMPASS Network Management System (NMS) for the Advanced VSAT Series, increasing operational efficiency and reducing network downtime

•	Launched several new and upgraded industry-leading products including:

•	satID® Expert with Monics®

•	Newpoint Technologies’ COMPASS NMS version 7.3 and the COMPASS Redundancy Manager Module

•	SAT Corporation’s enhanced SigMon® Radio Frequency Interference Detection and Geolocation solution

•	RT Logic’s Telemetrix® 500 Full Motion Video Over IP System (T500FMV)

EARNINGS GUIDANCE

The Company will no longer provide earnings guidance for future quarterly and annual periods. The Company is withdrawing its previously announced annual earnings guidance for fiscal 2011, which should no longer be relied upon. The Company believes that providing future earnings guidance and relying on its previous earnings guidance are no longer appropriate in light of the strategic alternatives review process announced on January 13, 2011. The Company will continue to provide information critical to understanding its business, including perspective on factors that may materially affect future earnings performance.

Integral Systems will host an investor conference call to discuss the first quarter financial results today at 11:00 am EST. The conference call will be webcast live on Integral Systems’ website at: www.integ.com. Interested parties are invited to participate in this conference call by dialing: (877) 324-1958. A replay of the conference call can be heard from 2:00 pm EST Wednesday, February 9, 2011 through 11:59 pm EST Wednesday, February 16, 2011, by dialing 1.800.642.1687 or 1.706.645.9291 and asking for ID number 38601763.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP measure, defined as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense. Adjusted EBITDA does not represent income or cash flows as defined by GAAP. Integral Systems discloses Adjusted EBITDA because it is a financial measure commonly used in the Company’s industry. Because management believes that Adjusted EBITDA facilitates internal comparisons of the Company’s historical financial position and operating performance on a more consistent basis, the Company also uses Adjusted EBITDA in measuring performance relative to that of its competitors and in evaluating acquisition opportunities.

Adjusted EBITDA is not meant to be considered a substitute or replacement for net income as determined in accordance with GAAP. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

A reconciliation between GAAP net income and Adjusted EBITDA is provided below:

	Quarter Ended December 31, 2010	Quarter Ended December 25, 2009
	Q1 2011	Q1 2010
($ in millions)
Net income (loss)	$(3.9)	$1.2
Other (income) expense, net	$1.3	$0.2
Provision for income taxes (benefit)	$(2.1)	$0.6

Income (loss) from operations	$(4.7)	$2.0

Non-cash stock compensation	$0.6	$0.6
Depreciation and amortization	$2.3	$1.4

Adjusted EBITDA	$(1.8)	$4.0

Corporate overhead	$7.9	$6.0

EBITDA contribution from operating segments	$6.1	$10.1

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc. is a global provider of products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance. We specialize in developing, managing and operating secure communications networks, both satellite and terrestrial, as well as systems and services to detect, characterize and geolocate sources of RF interference. Our customers include U.S. and foreign commercial, government, military and intelligence organizations. For almost 30 years, customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic and SAT Corporation), as well as our services organization, Integral Systems Service Solutions (IS3), to design and deliver innovative commercial-based products, solutions and services that are cost-effective and reduce delivery schedules and risk. Our dedication to “The Integral Difference” has solidified long-term relationships with the U.S. DoD, NASA, NOAA and nearly every commercial satellite operator in the world. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s future financial results and projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

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Company Contact: Andrew Miller Vice President, External Communications Integral Systems, Inc. Phone: 443.539.5124 amiller@integ.com	Investor Relations Contact: Kathryn Herr Vice President, Marketing & Communications Integral Systems, Inc. Phone: 443.539.5118 kherr@integ.com

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2010	September 24, 2010
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$4,865	$2,625
Accounts receivable, net of allowance for doubtful accounts of $90 at December 31, 2010 and $106 at September 24, 2010	32,342	27,973
Unbilled revenues	38,485	41,703
Prepaid expenses and other current assets	2,489	1,854
Income tax receivable	4,165	2,563
Deferred contract costs	4,120	5,282
Inventory	17,185	14,811

Total current assets	103,651	96,811

Restricted cash	1,002	1,001
Property and equipment, net	24,441	23,374
Goodwill	71,834	71,834
Intangible assets, net	20,827	21,955
Other assets	2,174	2,846

Total assets	$223,929	$217,821

Liabilities and Stockholders’ Equity

Current liabilities:
Short-term debt	$31,500	$28,000
Accounts payable	6,670	6,479
Accrued expenses	26,252	26,162
Deferred income taxes	8,655	8,655
Deferred revenues	20,541	14,812

Total current liabilities	93,618	84,108

Deferred rent, non-current	8,482	8,553
Deferred income taxes, non-current	3,464	3,464
Obligations under capital leases	3,927	4,181
Other non-current liabilities	993	991

Total liabilities	110,484	101,297

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,656,426 and 17,572,300 shares issued and outstanding at December 31, 2010 and September 24, 2010, respectively	177	176
Additional paid-in capital	71,681	70,528
Retained earnings	42,079	45,958
Accumulated other comprehensive (loss)	(492)	(138)

Total stockholders’ equity	113,445	116,524

Total liabilities and stockholders’ equity	$223,929	$217,821

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	December 31, 2010	December 25, 2009
	(Unaudited)
Revenue	$44,473	$37,726

Cost of revenue	31,179	21,945

Gross profit	13,294	15,781

Operating expense:
Selling, general & administrative	15,086	11,735
Research & development	2,927	2,017

Total operating expense	18,013	13,752

Income (loss) from operations	(4,719)	2,029

Other expense, net	(1,292)	(162)

Income (loss) before income taxes	(6,011)	1,867

Income tax provision (benefit)	(2,132)	646

Net income (loss)	$(3,879)	$1,221

Comprehensive loss:
Cumulative currency translation adjustment	(355)	(73)

Total comprehensive income (loss)	$(4,234)	$1,148

Weighted average number of common shares:
Basic	17,619	17,393
Diluted	17,619	17,395

Net income (loss) per share:
Basic	$(0.22)	$0.07
Diluted	$(0.22)	$0.07

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars)

	Three Months Ended
	December 31, 2010	December 25, 2009
	(unaudited)
Revenue:
Military and Intelligence Group	$16,328	$15,260
Civil and Commercial Group	6,148	4,369
Products Group	23,461	19,156
Elimination of intersegment sales	(1,464)	(1,059)

Total revenue	44,473	37,726

Cost of revenue:
Military and Intelligence Group	12,754	10,039
Civil and Commercial Group	4,567	2,579
Products Group	15,322	10,386
Elimination of intersegment sales	(1,464)	(1,059)

Total cost of revenue	31,179	21,945

Gross profit:
Military and Intelligence Group	3,574	5,221
Gross margin	21.9%	34.2%
Civil and Commercial Group	1,581	1,790
Gross margin	25.7%	41.0%
Products Group	8,139	8,770
Gross margin	34.7%	45.8%

Total gross profit	13,294	15,781

Gross margin	29.9%	41.8%

Operating expense:
Military and Intelligence Group	4,634	3,158
Civil and Commercial Group	2,031	2,282
Products Group	11,348	8,312

Total operating expense	18,013	13,752

Income (loss) from operations:
Military and Intelligence Group	(1,060)	2,063
Operating margin	-6.5%	13.5%
Civil and Commercial Group	(450)	(492)
Operating margin	-7.3%	-11.3%
Products Group	(3,209)	458
Operating margin	-13.7%	2.4%

Total income (loss) from operations	$(4,719)	$2,029

Operating margin	-10.6%	5.4%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Three Months Ended
	December 31, 2010	December 25, 2009
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(3,879)	$1,221
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,258	1,429
Bad debt recovery	(16)	—
Stock-based compensation	602	634
Changes in operating assets and liabilities
Accounts receivable	(4,316)	(465)
Unbilled revenues	2,462	7,518
Prepaid expenses and other current assets	(652)	(832)
Deferred contract costs	1,466	128
Inventory	(2,375)	(24)
Income taxes receivable/payable	(1,608)	3,966
Accounts payable	189	(1,572)
Accrued expenses	662	(1,991)
Deferred revenue	6,682	3,325
Other	466	(1)

Net cash provided by operating activities	1,941	13,336

Cash flows from investing activities:
Acquisition of fixed assets	(2,210)	(210)

Net cash used in investing activities	(2,210)	(210)

Cash flows from financing activities:
Proceeds from line of credit borrowing	8,000	6,500
Repayments of line of credit borrowings	(4,500)	(11,811)
Deferred financing fees incurred	(139)	—
Payments on capital lease obligations	(321)	(231)
Proceeds from issuance of common stock	50	—

Net cash provided by (used in) financing activities	3,090	(5,542)

Net Increase in cash and cash equivalents	2,821	7,584
Effect of exchange rate changes on cash	(581)	(42)
Cash and cash equivalents - beginning of period	2,625	5,698

Cash and cash equivalents - end of period	$4,865	$13,240